Rackspace Hosting Reports First Quarter 2013 Results
For the quarter ended March 31, 2013:

•	Net revenue of $362 million grew 20% year-over-year and 2.6% from Q4 2012

•	Adjusted EBITDA(1) of $125 million grew 24% year-over-year and declined 3.6% from Q4 2012

•	Achieved adjusted EBITDA margin of 34.5%, compared to 33.4% in Q1 2012 and 36.8% in Q4 2012

•	Net income of $27 million grew 18% year-over-year and declined 8.8% from Q4 2012

SAN ANTONIO - May 8, 2013 - Rackspace® Hosting, Inc. (NYSE: RAX), the open cloud company, announced financial results for the quarter ended March 31, 2013.
Net revenue for the first quarter of 2013 was $362 million, up 2.6% from the previous quarter and 20% from the first quarter of 2012. Net revenue for the first quarter of 2013 was negatively impacted by currency exchange rates when compared to the previous quarter by $2.9 million and negatively impacted when compared to the first quarter of 2012 by $1.0 million.
Total server count increased to 94,122, up from 90,524 servers at the end of the previous quarter.
“We got off to a slow start for the year. Building a lasting, successful business is our number one priority. However, our immediate focus is on restoring our growth trajectory. We are excited to see the industry momentum behind OpenStack, and we are determined to claim the service leadership position in the Open Cloud movement,” said Karl Pichler, chief financial officer.
Adjusted EBITDA for the quarter was $125 million, a 3.6% decrease compared to the fourth quarter of 2012 and a 24% increase compared to the first quarter of 2012. The adjusted EBITDA margin for the quarter was 34.5% compared to 36.8% in the previous quarter and 33.4% for the first quarter of 2012.
Consistent with prior periods, adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge relating to data center operating leases. During the first quarter of 2013, the non-cash data center lease charge was $4.0 million.
Net income was $27 million for the quarter, down 8.8% from the previous quarter and up 18% from the first quarter of 2012. Net income margin for the quarter was 7.5% compared to 8.5% for the previous quarter and 7.7% in the first quarter of 2012.
Cash flow from operating activities was $114 million for the first quarter of 2013. Capital expenditures were $125 million, including $86 million for purchases of customer gear, $13 million for data center build outs, $8 million for office build outs and $19 million for capitalized software and other projects.
Adjusted free cash flow(1) for the quarter was $(1) million. Return on capital(1) was 15.1% in the first quarter, compared to 16.9% in the prior quarter and 15.0% in the first quarter of 2012. Average monthly revenue per server was $1,308, compared to $1,310 in the prior quarter and $1,238 in the first quarter of 2012.
At the end of the first quarter of 2013, cash and cash equivalents were $279 million, and debt including capital lease obligations totaled $106 million.
On a worldwide basis, Rackspace employed 5,043 Rackers as of March 31, 2013, up from 4,852 in the previous quarter.
“We are optimistic about our long-term position in the market and our future opportunity as the world moves to a new model of computing,” said Lanham Napier, chief executive officer.

Rackspace Developments and Business Highlights

•
Rackspace acquired ObjectRocket, a MongoDB database as a service (DBaaS) provider. With ObjectRocket's open source-based MongoDB solution, Rackspace will broaden its OpenStack-based open cloud platform to offer customers a NoSQL DBaaS. The ObjectRocket offering also immediately expands Rackspace's capability to help customers shoulder big data in the cloud for today's most demanding applications.

•
Rackspace acquired Exceptional Cloud Services to enhance its tool set for developers deploying and managing applications in the open cloud.  Through this deal, Rackspace will expand its portfolio of developer solutions to include error tracking and Redis-as-a-Service capabilities.  These solutions from Exceptional Cloud Services are currently used by more than 50,000 application developers. The acquisition of Exceptional Cloud Services will also help advance Rackspace's recent push into the MongoDB market, as the company plans to integrate its newly acquired Redis To Go solution with the MongoDB database as a service from ObjectRocket.  By aligning these two solutions, Rackspace will provide developers with a choice of open source-based data platforms delivered as reliable, managed services that increase the speed and reduce the complexity of building powerful applications on the Rackspace Open Cloud.

•
Rackspace was named, along with one other vendor, a Top Performer by Forrester Research Inc. in its new report, “The Forrester Wave™: Hosted Private Cloud Q1 2013.” The report evaluated Rackspace's full Private Cloud portfolio including Managed Virtualization and Rackspace Private Cloud powered by OpenStack®. As part of the research firm's analysis, Forrester evaluated the strengths and weaknesses of eight selected cloud computing companies against 25 criteria.  Rackspace received among the highest scores of the eight cloud companies when evaluated in the subcategory for planned enhancements and the highest score among all vendors for third-party ecosystem.  The Forrester report also noted that “Rackspace brings its experience from the hosting and public cloud space to this market, giving it significant geographic presence, a reputation for fantastic customer support, and a large existing customer base from which to draw.”

•
Rackspace was positioned by Gartner, Inc. as a leader in the Leaders quadrant of the “Magic Quadrant for Managed Hosting in North America." The Gartner assessment, performed by the firm's IT industry experts, evaluates providers based on the completeness of their vision and their ability to execute.  It categorizes providers in quadrants labeled Niche Players, Challengers, Visionaries, and Leaders.  Rackspace was among the 15 providers assessed by Gartner.

•
Rackspace announced major new features in its free and open source Rackspace Private Cloud Software, powered by OpenStack and supported by its own Fanatical Support® services. Key among the new functionality in this release is OpenCenter™, a single interface for deploying, configuring and operating clouds at scale in an enterprise data center. Rackspace continues to introduce new open cloud capabilities that will enable customers to have a true 'cloud anywhere' experience through continuous integration and delivery, workload portability and network interoperability.

•
Rackspace received global security certifications and compliance verifications for Service Organization Controls SOC 2 Type II and SOC 3, in addition to complying with the ISO 27001 standard.  These credentials demonstrate Rackspace's commitment to delivering a secure, open cloud experience for customers. Rackspace has a dedicated focus on ensuring that its IT infrastructure meets the most stringent security requirements by staying closely aligned with the latest industry standards and best practices.

Conference Call and Webcast

Management will host a conference call to discuss the results starting today at 4:30 p.m. ET.
To access the conference call, please dial 888-298-3511 from the United States and Canada or dial 719-457-2731 from abroad and reference pass code 7355090. A live webcast and a replay of the conference call will be available on Rackspace's website, located at http://ir.rackspace.com.

About Rackspace Hosting

Rackspace® Hosting (NYSE: RAX) is the open cloud company, delivering open technologies and powering more than 200,000 customers worldwide. Rackspace provides its renowned Fanatical Support® across a portfolio of IT products, including Public Cloud, Private Cloud, Hybrid Hosting and Dedicated Hosting. The company offers choice, flexibility and freedom from vendor lock-in. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company, is featured on Fortune's list of 100 Best Companies to Work For and is included on the Dow Jones Sustainability Index. Rackspace was positioned in the Leaders quadrant by Gartner Inc. in the 2012 "Magic Quadrant for Managed Hosting in North America.” Rackspace is headquartered in San Antonio with offices and data centers around the world. For more information, visit www.rackspace.com.
Forward Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013, and in Rackspace Hosting’s Form 10-Q for the quarter ended March 31, 2013, expected to be filed later this week. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
ir@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	March 31, 2012	December 31, 2012	March 31, 2013
Net revenue	$301,355	$352,909	$362,200
Costs and expenses:
Cost of revenue (1)	100,081	109,012	113,610
Research and development (1)	13,447	20,211	22,773
Sales and marketing (1)	40,286	43,467	49,814
General and administrative (1)	55,306	61,682	63,079
Depreciation and amortization	55,151	68,914	70,111
Total costs and expenses	264,271	303,286	319,387
Income from operations	37,084	49,623	42,813
Other income (expense):
Interest expense	(1,272)	(991)	(940)
Interest and other income (expense)	137	245	199
Total other income (expense)	(1,135)	(746)	(741)
Income before income taxes	35,949	48,877	42,072
Income taxes	12,769	18,970	14,811
Net income	$23,180	$29,907	$27,261

Net income per share
Basic	$0.17	$0.22	$0.20
Diluted	$0.17	$0.21	$0.19

Weighted average number of shares outstanding
Basic	133,062	137,055	137,742
Diluted	139,964	142,549	143,177

(1)
Certain reclassifications have been made to prior period amounts in order to conform to the current year’s presentation. For more information, refer to our Form 10-Q for the quarter ended March 31, 2013.

Consolidated Balance Sheets

(In thousands)	December 31, 2012	March 31, 2013
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$292,061	$278,627
Accounts receivable, net of allowance for doubtful accounts and customer credits of $4,236 as of December 31, 2012 and $3,428 as of March 31, 2013	92,834	96,666
Deferred income taxes	10,320	7,366
Prepaid expenses	25,195	27,217
Other current assets	4,835	8,270
Total current assets	425,245	418,146

Property and equipment, net	724,985	770,694
Goodwill	68,742	75,872
Intangible assets, net	23,802	29,197
Other non-current assets	52,777	54,441
Total assets	$1,295,551	$1,348,350

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$105,174	$132,626
Accrued compensation and benefits	48,404	49,561
Income and other taxes payable	21,550	15,499
Current portion of deferred revenue	17,265	17,995
Current portion of obligations under capital leases	61,302	55,579
Current portion of debt	1,744	1,770
Total current liabilities	255,439	273,030

Non-current liabilities:
Deferred revenue	3,695	3,816
Obligations under capital leases	60,335	46,493
Debt	1,991	1,965
Deferred income taxes	71,081	76,051
Deferred rent	32,293	35,798
Other liabilities	27,070	32,162
Total liabilities	451,904	469,315

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	138	138
Additional paid-in capital	515,188	533,384
Accumulated other comprehensive loss	(8,089)	(18,158)
Retained earnings	336,410	363,671
Total stockholders’ equity	843,647	879,035
Total liabilities and stockholders’ equity	$1,295,551	$1,348,350

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(in thousands)	March 31, 2012	December 31, 2012	March 31, 2013
Cash Flows From Operating Activities
Net income	$23,180	$29,907	$27,261
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	55,151	68,914	70,111
Loss on disposal of equipment, net	279	624	240
Provision for bad debts and customer credits	1,455	1,741	1,060
Deferred income taxes	4,275	(4,568)	6,553
Deferred rent	1,930	2,930	3,965
Share-based compensation expense	8,509	11,244	12,183
Excess tax benefits from share-based compensation arrangements	(20,235)	(11,065)	(4,299)
Changes in certain assets and liabilities
Accounts receivable	(9,008)	(162)	(6,268)
Prepaid expenses and other current assets	1,708	6,127	(5,637)
Accounts payable and accrued expenses	6,858	15,062	3,062
Deferred revenue	1,496	2,477	1,242
All other operating activities	(820)	(2,443)	4,320
Net cash provided by operating activities	74,778	120,788	113,793

Cash Flows From Investing Activities
Purchases of property and equipment	(64,621)	(82,919)	(105,541)
Acquisitions, net of cash acquired	(712)	—	(6,203)
All other investing activities	7	56	8
Net cash used in investing activities	(65,326)	(82,863)	(111,736)

Cash Flows From Financing Activities
Principal payments of capital leases	(17,273)	(22,958)	(18,938)
Principal payments of notes payable	(439)	(51)	(51)
Payments for deferred acquisition obligations	(1,826)	(1,450)	(1,179)
Receipt of Texas Enterprise Fund Grant	3,500	—	—
Proceeds from employee stock plans	12,381	9,770	1,714
Excess tax benefits from share-based compensation arrangements	20,235	11,065	4,299
Net cash provided by (used in) financing activities	16,578	(3,624)	(14,155)

Effect of exchange rate changes on cash and cash equivalents	645	109	(1,336)

Increase (decrease) in cash and cash equivalents	26,675	34,410	(13,434)

Cash and cash equivalents, beginning of period	159,856	257,651	292,061

Cash and cash equivalents, end of period	$186,531	$292,061	$278,627

Supplemental cash flow information:
Non-cash purchases of property and equipment	$17,695	$5,096	$19,858

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Growth
Dedicated Cloud, net revenue	$236,604	$246,417	$256,559	$265,585	$271,311
Public Cloud, net revenue	$64,751	$72,573	$79,426	$87,324	$90,889
Net revenue	$301,355	$318,990	$335,985	$352,909	$362,200
Revenue growth (year over year)	31.0%	29.0%	27.0%	24.6%	20.2%

Net upgrades (monthly average)	1.5%	1.7%	1.6%	1.2%	0.9%
Churn (monthly average)	-0.8%	-0.8%	-0.8%	-0.7%	-0.8%
Growth in installed base (monthly average) (2)	0.7%	1.0%	0.8%	0.5%	0.1%

Number of employees (Rackers) at period end	4,335	4,528	4,596	4,852	5,043
Number of servers deployed at period end	82,438	84,978	89,051	90,524	94,122
Average monthly revenue per server	$1,238	$1,270	$1,287	$1,310	$1,308

Profitability
Income from operations	$37,084	$40,704	$45,330	$49,623	$42,813
Depreciation and amortization	$55,151	$61,808	$63,972	$68,914	$70,111
Share-based compensation expense
Cost of revenue (3)	$2,266	$2,068	$2,499	$2,759	$2,519
Research and development (3)	$1,322	$1,340	$1,677	$1,459	$1,747
Sales and marketing (3)	$1,158	$1,436	$2,021	$1,764	$1,658
General and administrative (3)	$3,763	$4,531	$6,221	$5,262	$6,259
Total share-based compensation expense	$8,509	$9,375	$12,418	$11,244	$12,183
Adjusted EBITDA (1)	$100,744	$111,887	$121,720	$129,781	$125,107

Adjusted EBITDA margin	33.4%	35.1%	36.2%	36.8%	34.5%

Operating income margin	12.3%	12.8%	13.5%	14.1%	11.8%

Income from operations	$37,084	$40,704	$45,330	$49,623	$42,813
Effective tax rate	35.5%	35.7%	38.3%	38.8%	35.2%
Net operating profit after tax (NOPAT) (1)	$23,919	$26,173	$27,969	$30,369	$27,743
NOPAT margin	7.9%	8.2%	8.3%	8.6%	7.7%

Capital efficiency and returns
Interest bearing debt	$143,978	$149,226	$150,112	$125,372	$105,807
Stockholders' equity	$668,436	$714,819	$781,934	$843,647	$879,035
Less: Excess cash	$(150,368)	$(177,169)	$(217,333)	$(249,712)	$(235,163)
Capital base	$662,046	$686,876	$714,713	$719,307	$749,679
Average capital base	$637,365	$674,461	$700,795	$717,010	$734,493
Capital turnover (annualized)	1.89	1.89	1.92	1.97	1.97

Return on capital (annualized) (1)	15.0%	15.5%	16.0%	16.9%	15.1%

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Capital expenditures
Cash purchases of property and equipment	$64,621	$69,385	$53,449	$82,919	$105,541
Non-cash purchases of property and equipment	$17,695	$12,583	$31,934	$5,096	$19,858
Total capital expenditures	$82,316	$81,968	$85,383	$88,015	$125,399

Customer gear	$52,999	$53,746	$51,026	$60,099	$85,690
Data center build outs	$9,473	$3,285	$5,767	$7,768	$13,228
Office build outs	$4,666	$4,015	$3,413	$2,288	$7,860
Capitalized software and other projects	$15,178	$20,922	$25,177	$17,860	$18,621
Total capital expenditures	$82,316	$81,968	$85,383	$88,015	$125,399

Infrastructure capacity and utilization
Megawatts under contract at period end	47.8	58.0	58.0	61.1	59.4
Megawatts available for use at period end	32.2	32.7	33.7	36.9	38.8
Megawatts utilized at period end	21.4	22.7	23.5	24.0	24.7
Annualized net revenue per average Megawatt of power utilized	$56,994	$57,867	$58,179	$59,437	$59,499

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)	Due to rounding, totals may not equal the sum of the line items in the table above.

(3)
Certain reclassifications have been made to prior period amounts in order to conform to the current year’s presentation. For more information, refer to our Form 10-Q for the quarter ended March 31, 2013.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Net revenue	$301,355	$318,990	$335,985	$352,909	$362,200
Costs and expenses:
Cost of revenue	100,081	102,572	107,348	109,012	113,610
Research and development	13,447	16,742	19,528	20,211	22,773
Sales and marketing	40,286	41,310	41,109	43,467	49,814
General and administrative	55,306	55,854	58,698	61,682	63,079
Depreciation and amortization	55,151	61,808	63,972	68,914	70,111
Total costs and expenses	264,271	278,286	290,655	303,286	319,387
Income from operations	37,084	40,704	45,330	49,623	42,813
Other income (expense):
Interest expense	(1,272)	(1,233)	(1,253)	(991)	(940)
Interest and other income (expense)	137	(405)	38	245	199
Total other income (expense)	(1,135)	(1,638)	(1,215)	(746)	(741)
Income before income taxes	35,949	39,066	44,115	48,877	42,072
Income taxes	12,769	13,932	16,918	18,970	14,811
Net income	$23,180	$25,134	$27,197	$29,907	$27,261

	Three Months Ended
(Percent of net revenue)	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	33.2%	32.2%	32.0%	30.9%	31.4%
Research and development	4.5%	5.2%	5.8%	5.7%	6.3%
Sales and marketing	13.4%	13.0%	12.2%	12.3%	13.8%
General and administrative	18.4%	17.5%	17.5%	17.5%	17.4%
Depreciation and amortization	18.3%	19.4%	19.0%	19.5%	19.4%
Total costs and expenses	87.7%	87.2%	86.5%	85.9%	88.2%
Income from operations	12.3%	12.8%	13.5%	14.1%	11.8%
Other income (expense):
Interest expense	(0.4)%	(0.4)%	(0.4)%	(0.3)%	(0.3)%
Interest and other income (expense)	0.0%	(0.1)%	0.0%	0.1%	0.1%
Total other income (expense)	(0.4)%	(0.5)%	(0.4)%	(0.2)%	(0.2)%
Income before income taxes	11.9%	12.2%	13.1%	13.8%	11.6%
Income taxes	4.2%	4.4%	5.0%	5.4%	4.1%
Net income	7.7%	7.9%	8.1%	8.5%	7.5%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance.  We define Adjusted EBITDA as Net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of Adjusted EBITDA to net income in the table below:

	Three Months Ended
(Dollars in thousands)	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Net revenue	$301,355	$318,990	$335,985	$352,909	$362,200

Income from operations	$37,084	$40,704	$45,330	$49,623	$42,813

Net income	$23,180	$25,134	$27,197	$29,907	$27,261
Plus: Income taxes	12,769	13,932	16,918	18,970	14,811
Plus: Total other (income) expense	1,135	1,638	1,215	746	741
Plus: Depreciation and amortization	55,151	61,808	63,972	68,914	70,111
Plus: Share-based compensation expense	8,509	9,375	12,418	11,244	12,183
Adjusted EBITDA	$100,744	$111,887	$121,720	$129,781	$125,107

Operating income margin	12.3%	12.8%	13.5%	14.1%	11.8%

Adjusted EBITDA margin	33.4%	35.1%	36.2%	36.8%	34.5%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net operating profit after tax (NOPAT)
Average capital base

NOPAT = Income from operations x (1 – Effective tax rate)

Average capital base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable – deferred revenue – other non-current liabilities, deferred income taxes, and deferred rent); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.  We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Comprehensive Income and the Balance Sheet.  ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we calculate directly from amounts on the Statement of Comprehensive Income and the Balance Sheet. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of the calculation of ROC to the calculation of return on assets in the table below:

	Three Months Ended
(Dollars in thousands)	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Income from operations	$37,084	$40,704	$45,330	$49,623	$42,813
Effective tax rate	35.5%	35.7%	38.3%	38.8%	35.2%
Net operating profit after tax (NOPAT)	$23,919	$26,173	$27,969	$30,369	$27,743

Net income	$23,180	$25,134	$27,197	$29,907	$27,261

Total assets at period end	$1,089,393	$1,138,728	$1,241,765	$1,295,551	$1,348,350
Less: Excess cash	(150,368)	(177,169)	(217,333)	(249,712)	(235,163)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(153,668)	(148,091)	(177,328)	(175,128)	(197,686)
Less: Deferred revenue (current and non-current)	(20,195)	(19,227)	(18,483)	(20,960)	(21,811)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(103,116)	(107,365)	(113,908)	(130,444)	(144,011)
Capital base	$662,046	$686,876	$714,713	$719,307	$749,679

Average total assets	$1,057,938	$1,114,061	$1,190,247	$1,268,658	$1,321,951
Average capital base	$637,365	$674,461	$700,795	$717,010	$734,493

Return on assets (annualized)	8.8%	9.0%	9.1%	9.4%	8.2%
Return on capital (annualized)	15.0%	15.5%	16.0%	16.9%	15.1%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies.

See our reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA below, as well as our reconciliation of Adjusted EBITDA to net income provided above.

Three Months Ended
(In thousands)	March 31, 2013
Adjusted EBITDA	$125,107
Non-cash deferred rent	3,965
Total capital expenditures	(125,399)
Cash payments for interest, net	(1,051)
Cash payments for income taxes, net	(3,839)
Adjusted free cash flow	$(1,217)

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity. Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. We believe that Net Leverage provides an additional indicator when assessing our liquidity, capital structure and leverage and provides insight into a company's ability to assume more debt if and when required. A negative Net Leverage indicates that our cash and cash equivalents is greater than our total debt as of the balance sheet date.

See our Net Leverage calculation below:

	As of
(Dollars in thousands)	March 31, 2013
Obligations under capital leases	$102,072
Debt	3,735
Total debt	105,807
Less: Cash and cash equivalents	(278,627)
Net debt	$(172,820)
Adjusted EBITDA (trailing twelve months)	$488,495
Net leverage	(0.35)	x